Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Provides Update on Exploration Results at the Mt. Todd Project in NT, Australia and Announces the Appointment of a New Vice-President of Exploration

Denver, Colorado, September 3, 2008 – Vista Gold Corp. (TSX & AMEX:  VGZ) (“Vista” or the “Company”) is pleased to report on the results of five core holes drilled as part of an 8,000 meter program being undertaken at its Mt. Todd Project in Northern Territory, Australia. A summary of the gold assay and preliminary copper assay results of these five holes are shown below:

Drill Hole	Interval (meters)	Intercept (meters)	Gold (grams/tonne)	Copper (ppm)	Including (meters)	Intercept (meters)	Gold (grams/tonne)	Copper (ppm)
VB08027	193-219	26	3.65	1,230
	531-633	102	1.85	504	532-583	51	2.63	512
VB08028	442-589	147	1.63	685	491-541	50	2.65	1,052
					559-589	30	1.77	627
VB08029	Hole lost at 26m and re-drilled as VB08030
VB08030	151-161	10	2.93	611
	203-213	10	1.54	1,057
	329-478	149	1.37	645	378-398	20	2.00	854
					416-446	30	1.73	907
					448-458	10	2.00	652
VB08031	286-293	7	5.59	725
	435-597	162	1.28	649	502-553	51	1.86	805
					581-597	16	2.16	738

The results of the four completed holes are encouraging, confirming the continuity of mineralization at depth and showing the same pattern of higher gold grades at depth that was evident in the 2007 program results as previously reported in Vista’s May 30, 2007 and September 4, 2007 press releases. Preliminary copper assays also demonstrate a pattern of higher grades compared to the previously reported resource estimates as referenced below.  All four holes had long intercepts of mineralization over 100 meters including hole VB08027 which averaged 102 meters (332 ft) at 1.85 g/t (0.054 opt) and hole VB08031 which averaged 162 meters (531 ft) at 1.28g/t (0.037 opt). All holes were angle holes drilled to intersect mineralization at close to right angles; however, due to physical constraints and the complex nature of the deposit, true thickness of the drilled intervals cannot be assumed from the measured intercepts.  The program is designed to increase the sampling density to support the conversion of inferred gold resources to measured and indicated resources at depth, and to explore for additional resources down dip. At present, 13 holes have been completed with gold and preliminary copper assays received for the first five holes completed. The results from the first hole were reported in Vista’s press release dated July 21, 2008.

The assay analysis has been completed by ALS Chemex in accordance with industry accepted standards and has been reviewed by and prepared under the supervision of Tim Tuba, P. Geo., a qualified person under National Instrument 43-101.

The current drilling program began in April 2008, under the direct supervision of Tim Tuba, Vista’s Exploration Manager in Australia. The core drilling is being completed by Boart Longyear Australia Pty Ltd., with the sample preparation being completed by ALS Chemex in Adelaide, South Australia, followed by assaying for gold by ALS Chemex in Perth, Western Australia.  A sample quality control/quality assurance program has been implemented and check assaying is being done by Genalysis Laboratory Services Pty Ltd. in Perth. Multi-element analyses, including copper, are being done by ALS Chemex, also in Perth.  Sampling and assaying methods are being conducted in accordance with the CIM Mineral Exploration Best Practices Guidelines. All samples taken were one meter in length, except the last interval of the drill hole.  For further information on the Mt. Todd project, see our technical report filed on SEDAR on June 4, 2008, entitled the “Mt. Todd Gold Project, Resource Update, Northern Territory, Australia, dated May 15, 2008.”

The Company is currently conducting technical programs that management expects will lead to the completion of a preliminary feasibility study early in 2009. The Company is currently reviewing proposals and hopes to announce the award of a contract for the completion of a preliminary feasibility study shortly. For more information on the resource estimates completed on the Mt. Todd Project, please refer to Vista’s January 4, 2007, February 27, 2008 and April 24, 2008 press releases, or to the completed technical studies, which have previously been filed on www.sedar.com and may also be found on Vista’s website at www.vistagold.com.

Vista Gold is also pleased to announce that Frank K. Fenne, P.G., has accepted the position of Vice President, Exploration effective August 25, 2008.  Mr. Fenne brings over 25 years of U.S. and international experience in exploration, project development and mine operations.  Mr. Fenne was most recently employed by Kinross Gold Corporation as the Technical Services Manager at the Round Mountain Gold Mine in Nevada.  Mr. Fenne replaces Robert Perry, who resigned to pursue other professional interests.

Fred Earnest, President and COO stated, “We are very pleased with these results as they confirm the down-dip extension, and most importantly, the increase in grade at depth, which was noted in last season’s drilling results.”  He continued, “We welcome Frank Fenne to our team.  We expect that his unique combination of exploration, project development and operations experience will prove to be valuable not only in the present and future exploration programs at the Mt. Todd Project but also in all of Vista’s exploration and development programs, including the Paredones Amarillos Project in Mexico.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista is undertaking programs to advance the Paredones Amarillos Project, including the preparation of a definitive feasibility study and the purchase of long delivery equipment items. The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging and additional technical studies are underway, with a definitive feasibility study planned for completion by mid-2009. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, the Yellow Pine Project in Idaho, the Awak Mas Project in Indonesia, and the Long Valley Project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934, and forward-looking information within the meaning of applicable Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as plans for evaluation of the Mt. Todd Project including preliminary assessment results and timing and anticipated results for drilling, field mapping and sampling programs to be undertaken at the Mt. Todd Project; resource estimates at the Mt. Todd Project; potential for increasing estimated resources at the Mt. Todd Project and potential for higher grade mineralization at the Mt. Todd Project;  anticipated timing and results for preliminary and definitive feasibility studies to be undertaken at the Mt. Todd Project; anticipated timing and results for a definitive feasibility study being undertaken at the Paredones Amarillos Project; anticipated timing for construction and development activities at the Paredones Amarillos Project; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices; Vista’s potential status as a producer; and other such matters, are forward-looking statements and information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and information.  Such factors include, among others, risks relating uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; uncertainties involved in the determination of the economic viability of a deposit, including estimates of mineral reserves, metallurgical recoveries, costs and gold prices; risks relating to scheduling for feasibility studies; risks relating to delays and incurrence of additional costs in connection with the feasibility study underway at Vista’s Paredones Amarillos Project, including uncertainty relating to timing and receipt for required governmental permits; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project and the Mt. Todd Project; risks of shortages of equipment or supplies; risks of significant cost increases; risks of inability to achieve anticipated production volumes;  risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; intense competition in the mining industry;  uncertainty of being able to raise capital on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulators.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements and information will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements and information.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com